DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2020

SPARTANBURG, S.C., July 28, 2020 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its second quarter ended June 24, 2020 and provided a business update on the impact of the COVID-19 pandemic on the Company’s operations.

John Miller, Chief Executive Officer, stated, "Through enhanced health and safety training and protocols, Denny's team members continue to work together to protect our guests, employees, and suppliers to serve our communities. I am especially encouraged by their willingness to pivot to new operational standards with respect to our off-premise, curbside, outdoor dining, or dine-in channels, proving that 'We Love to Feed People' during both good and challenging times. These actions, coupled with easing dine-in restrictions, resulted in a sequential increase in sales over the course of the second quarter. Although many states have since reinstated dine-in restrictions due to an increase in COVID-19 cases, we have not experienced a significant drop in sales. We attribute our stabilization to our dedicated Denny's team members who are innovative and eager to adapt to their environment."

Miller continued, "During the second quarter, we provided additional financial relief to franchisees, while remaining focused on cost savings. Subsequent to the quarter, we closed on an opportunistic capital raise to further fortify what I believe is one of the strongest balance sheets in the industry. As we look ahead, we believe we are well-positioned to effectively navigate further impacts of the pandemic while preparing for eventual and future growth."

Second Quarter 2020 Highlights

•Total Operating Revenue was $40.2 million.
•Domestic system-wide same-store sales** decreased 56.9%.
•Completed 3 remodels, including 2 at franchised restaurants.
•Operating Loss was $13.5 million.
•Franchise Operating Margin* was $9.8 million, or 39.1% of franchise and license revenue, and Company Restaurant Operating Margin* was ($4.5) million, or (29.6%) of company restaurant sales.
•Net Loss was $23.0 million, or $0.41 per diluted share.
•Adjusted Net Loss* was $13.7 million, or $0.25 per diluted share.
•Adjusted EBITDA* was ($5.1) million.
•Adjusted Free Cash Flow* was ($11.5) million.

Current Trends

Domestic system-wide same-store sales** sequentially improved on a weekly basis during the second quarter ended June 24, 2020, as compared to the equivalent weeks of 2019. During the second quarter, dine-in restrictions continued to ease with most restaurants operating with streamlined menus and reduced operating hours. Due to the recent significant increase in COVID-19 cases, various states reinstated dining room closures, and the Company experienced a slight decline in domestic system-wide same-store sales** in fiscal July.

In an effort to provide greater transparency due to COVID-19, Denny's is providing the following tables that present second and third quarter weekly results compared to the equivalent fiscal weeks in 2019:

Domestic System-Wide Same-Store Sales** for the Weeks Ended:

Fiscal April: (76%)				Fiscal May: (65%)				Fiscal June: (41%)
4/01	4/08	4/15	4/22	4/29	5/06	5/13	5/20	5/27	6/03	6/10	6/17	6/24
(79%)	(78%)	(76%)	(72%)	(72%)	(68%)	(63%)	(60%)	(55%)	(47%)	(39%)	(37%)	(29%)

Fiscal July: (39%)[1]
7/01	7/08	7/15	7/22[1]
(33%)	(42%)	(41%)	(41%)
1.Preliminary results

Number of Domestic Restaurants Operating with Open Dining Rooms for the Weeks Ended:

Fiscal April				Fiscal May				Fiscal June
4/01	4/08	4/15	4/22	4/29	5/06	5/13	5/20	5/27	6/03	6/10	6/17	6/24
7	2	2	2	11	339	521	646	967	1,116	1,234	1,355	1,424

Fiscal July
7/01	7/08	7/15	7/22
1,430	1,124	1,032	1,035

Average unit volumes of off-premise sales have almost doubled from February 2020 to July 2020, supported by temporarily waived delivery fees, new “Dine-Thru” curbside service programs, and recently launched shareable family meal packs.

As of July 22, 2020, 97% of domestic Denny's restaurants were operating, most with take-out and delivery options, streamlined menus, and reduced operating hours, which impacted same-store sales** results. Also as of July 22, 2020, 55 Denny's restaurants remain temporarily closed, including 47 domestic franchise restaurants and 8 international franchise restaurants. Additionally, 1,035 domestic restaurants were operating with open dining rooms with capacity limitations across 28 states.

Liquidity

On July 6, 2020, the Company raised net proceeds of $69.6 million that were used to pay down its credit facility through the issuance and sale of 8.0 million shares of common stock. Subsequent to these two transactions, the Company had approximately $12.0 million of cash on hand and $237.0 million outstanding on the credit facility, or approximately $100 million of total available liquidity after considering the current liquidity covenant.

Pursuant to the underwriting agreement, the Company also granted the underwriters a 30-day option to purchase up to an additional 1.2 million shares of common stock, and currently expects the option will expire unexercised.

Second Quarter Results

Denny’s total operating revenue was $40.2 million compared to $151.9 million in the prior year quarter. Franchise and license revenue was $25.0 million compared to $56.4 million in the prior year quarter. Company restaurant sales were $15.1 million compared to $95.4 million in the prior year quarter. These changes were primarily due to the impact of COVID-19 on sales, the Company's refranchising and development strategy which was substantially complete by the end of 2019, and the related $3.0 million royalty abatement in the second fiscal quarter of 2020.

Franchise Operating Margin* was $9.8 million, or 39.1% of franchise and license revenue, compared to $27.6 million, or 48.8%, in the prior year quarter. This margin decrease was primarily driven by the impact of COVID-19 on sales and the related $3.0 million royalty abatement, partially offset by an increase in occupancy margin from additional leases and subleases to franchisees as a result of the Company's refranchising and development strategy in 2019.

Company Restaurant Operating Margin* was ($4.5) million, or (29.6%) of company restaurant sales, compared to $15.6 million, or 16.4%, in the prior year quarter. This margin decrease was primarily due to the impact of COVID-19 on sales, as well as fewer equivalent units through the Company's refranchising and development strategy.

Total general and administrative expenses were $13.2 million, compared to $18.5 million in the prior year quarter. This change was due to reductions in performance-based incentive compensation, personnel costs, and share-based compensation expense, partially offset by market valuation changes in the Company's deferred compensation plan liabilities.

Interest expense, net was $4.9 million, compared to $5.4 million in the prior year quarter, primarily due to a reduction in financing leases. Denny’s ended the quarter with $323.1 million of total debt outstanding, including $307.0 million of borrowings under its credit facility.

During the quarter, the Company recorded $11.5 million of other non-cash, nonoperating expenses related to the discontinuance of hedge accounting for a portion of its interest rate hedges. The expenses include a $7.4 million reclassification of amounts previously recorded in accumulated other comprehensive loss, net to expense, $3.8 million related to changes in fair value associated with the portion of interest rate hedges for which hedge accounting was discontinued, and $0.3 million of expense recognized related to amounts remaining in accumulated other comprehensive loss, net that will be recognized in other nonoperating expense (income), net over the remaining term of the interest rate hedges for which hedge accounting was discontinued.

The benefit from income taxes was $5.1 million, reflecting an effective tax rate of 18.1%. Approximately $0.1 million in cash taxes was paid during the quarter.

Net loss was $23.0 million, or $0.41 per diluted share, compared to net income of $34.2 million, or $0.55 per diluted share, in the prior year quarter. Adjusted Net Loss* per diluted share was $0.25 compared to Adjusted Net Income* per diluted share of $0.23 in the prior year quarter.

Adjusted Free Cash Flow* and Capital Allocation

Denny’s Adjusted Free Cash Flow* in the quarter after investing $1.7 million in cash capital expenditures, including maintenance capital and remodels, was ($11.5) million.

Business Outlook

On March 16, 2020, the Company announced that it had withdrawn its guidance for the fiscal year ending on December 30, 2020. Given the dynamic and evolving impact of the COVID-19 pandemic on the Company's operations and substantial uncertainty about future performance, the Company cannot reasonably provide an updated business outlook at this time.

* Please refer to the Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures included in the following tables.

** Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the second quarter ended June 24, 2020 on its quarterly investor conference call today, Tuesday, July 28, 2020 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of June 24, 2020, Denny’s had 1,683 franchised, licensed, and company restaurants around the world including 147 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, the United Kingdom, El Salvador, Indonesia, and Aruba. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health and political conditions that impact consumer confidence and spending, including COVID-19; competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2019 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	6/24/20	12/25/19
Assets
Current assets
Cash and cash equivalents	$21,077	$3,372
Investments	2,240	3,649
Receivables, net	19,049	27,488
Assets held for sale	1,973	1,925
Other current assets	18,674	16,299
Total current assets	63,013	52,733
Property, net	93,759	97,626
Financing lease right-of-use assets, net	10,672	11,720
Operating lease right-of-use assets, net	149,169	158,550
Goodwill	36,884	36,832
Intangible assets, net	52,681	53,956
Deferred income taxes, net	28,597	14,718
Other noncurrent assets, net	33,928	34,252
Total assets	$468,703	$460,387

Liabilities
Current liabilities
Current finance lease liabilities	$1,987	$1,674
Current operating lease liabilities	18,479	16,344
Accounts payable	18,901	20,256
Other current liabilities	37,390	57,307
Total current liabilities	76,757	95,581
Long-term liabilities
Long-term debt	307,000	240,000
Noncurrent finance lease liabilities	14,144	14,779
Noncurrent operating lease liabilities	146,080	152,750
Other	142,229	95,341
Total long-term liabilities	609,453	502,870
Total liabilities	686,210	598,451

Shareholders' deficit
Common stock	1,097	1,094
Paid-in capital	600,936	603,980
Deficit	(203,350)	(189,398)
Accumulated other comprehensive loss, net of tax	(62,217)	(33,960)
Treasury stock	(553,973)	(519,780)
Total shareholders' deficit	(217,507)	(138,064)
Total liabilities and shareholders' deficit	$468,703	$460,387

Debt Balances
(In thousands)	6/24/20	12/25/19
Credit facility revolver due 2022	$307,000	$240,000
Finance lease liabilities	16,131	16,453
Total debt	$323,131	$256,453

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	6/24/20	6/26/19
Revenue:
Company restaurant sales	$15,128	$95,447
Franchise and license revenue	25,033	56,437
Total operating revenue	40,161	151,884
Costs of company restaurant sales, excluding depreciation and amortization	19,606	79,830
Costs of franchise and license revenue, excluding depreciation and amortization	15,244	28,871
General and administrative expenses	13,153	18,453
Depreciation and amortization	4,058	5,048
Operating (gains), losses and other charges, net	1,627	(26,433)
Total operating costs and expenses, net	53,688	105,769
Operating income (loss)	(13,527)	46,115
Interest expense, net	4,947	5,382
Other nonoperating expense (income), net	9,565	(273)
Income (loss) before income taxes	(28,039)	41,006
Provision for (benefit from) income taxes	(5,074)	6,767
Net income (loss)	$(22,965)	$34,239

Basic net income (loss) per share	$(0.41)	$0.57
Diluted net income (loss) per share	$(0.41)	$0.55

Basic weighted average shares outstanding	55,686	60,290
Diluted weighted average shares outstanding	55,686	62,082

Comprehensive income (loss)	$(18,550)	$23,625

General and Administrative Expenses	Quarter Ended
(In thousands)	6/24/20	6/26/19
Corporate administrative expenses	$9,701	$12,436
Share-based compensation	1,511	2,713
Incentive compensation	1	2,919
Deferred compensation valuation adjustments	1,940	385
Total general and administrative expenses	$13,153	$18,453

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters Ended
(In thousands, except per share amounts)	6/24/20	6/26/19
Revenue:
Company restaurant sales	$57,419	$193,992
Franchise and license revenue	79,437	109,303
Total operating revenue	136,856	303,295
Costs of company restaurant sales, excluding depreciation and amortization	55,724	163,943
Costs of franchise and license revenue, excluding depreciation and amortization	44,414	55,929
General and administrative expenses	20,895	37,264
Depreciation and amortization	8,204	11,281
Operating (gains), losses and other charges, net	3,100	(35,368)
Total operating costs and expenses, net	132,337	233,049
Operating income	4,519	70,246
Interest expense, net	8,898	10,789
Other nonoperating expense (income), net	12,328	(1,696)
Income (loss) before income taxes	(16,707)	61,153
Provision for (benefit from) income taxes	(2,755)	11,424
Net income (loss)	$(13,952)	$49,729

Basic net income (loss) per share	$(0.25)	$0.82
Diluted net income (loss) per share	$(0.25)	$0.79

Basic weighted average shares outstanding	55,993	60,970
Diluted weighted average shares outstanding	55,993	62,937

Comprehensive income (loss)	$(42,209)	$26,962

General and Administrative Expenses	Two Quarters Ended
(In thousands)	6/24/20	6/26/19
Corporate administrative expenses	$21,482	$25,305
Share-based compensation	(26)	4,966
Incentive compensation	15	5,457
Deferred compensation valuation adjustments	(576)	1,536
Total general and administrative expenses	$20,895	$37,264

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate the ability to service debt because the excluded charges do not have an impact on prospective debt servicing capability and these adjustments are contemplated in the Company's credit facility for the computation of its debt covenant ratios. The Company defines Adjusted Free Cash Flow for a given period as Adjusted EBITDA less the cash portion of interest expense net of interest income, capital expenditures, and cash taxes. Management believes that the presentation of Adjusted Free Cash Flow provides useful information to investors because it represents a liquidity measure used to evaluate, among other things, operating effectiveness and is used in decisions regarding the allocation of resources. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income (loss), net income (loss) or other financial performance and liquidity measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended		Two Quarters Ended
(In thousands, except per share amounts)	6/24/20	6/26/19	6/24/20	6/26/19
Net income (loss)	$(22,965)	$34,239	$(13,952)	$49,729
Provision for (benefit from) income taxes	(5,074)	6,767	(2,755)	11,424
Operating (gains), losses and other charges, net	1,627	(26,433)	3,100	(35,368)
Other nonoperating expense (income), net	9,565	(273)	12,328	(1,696)
Share-based compensation	1,511	2,713	(26)	4,966
Deferred compensation plan valuation adjustments	1,940	385	(576)	1,536
Interest expense, net	4,947	5,382	8,898	10,789
Depreciation and amortization	4,058	5,048	8,204	11,281
Cash payments for restructuring charges and exit costs	(690)	(629)	(1,374)	(1,380)
Cash payments for share-based compensation	—	—	(3,211)	(3,531)
Adjusted EBITDA	$(5,081)	$27,199	$10,636	$47,750

Cash interest expense, net	(4,717)	(5,122)	(8,437)	(10,270)
Cash paid for income taxes, net	(53)	(11,625)	(277)	(11,992)
Cash paid for capital expenditures	(1,658)	(3,668)	(4,476)	(11,483)
Adjusted Free Cash Flow	$(11,509)	$6,784	$(2,554)	$14,005

	Quarter Ended		Two Quarters Ended
(In thousands, except per share amounts)	6/24/20	6/26/19	6/24/20	6/26/19
Net income (loss)	$(22,965)	$34,239	$(13,952)	$49,729
Losses on interest rate swap derivatives	11,466	—	11,466	—
(Gains) losses on sales of assets and other, net	12	(26,839)	(1,058)	(36,314)
Impairment charges	—	—	2,181	—
Tax effect (1)	(2,168)	6,935	(2,396)	9,384
Adjusted Net Income (Loss)	$(13,655)	$14,335	$(3,759)	$22,799

Diluted weighted average shares outstanding	55,686	62,082	55,993	62,937

Diluted Net Income (Loss) Per Share	$(0.41)	$0.55	$(0.25)	$0.79
Adjustments Per Share	$0.16	$(0.32)	$0.18	$(0.43)
Adjusted Net Income (Loss) Per Share	$(0.25)	$0.23	$(0.07)	$0.36

(1)	Tax adjustments for the reclassification of losses related to derivatives are calculated using an effective tax rate of 25.7% for the quarter and year-to-date periods ended June 24, 2020. Tax adjustments for all other items for the quarter and year-to-date periods ended June 24, 2020 are calculated using an effective rate of 5.4% and 8.8%, respectively. Tax adjustments for the gains on sales of assets and other, net for the quarter and year-to-date periods ended June 26, 2019 are calculated using an effective tax rate of 25.8%.

DENNY’S CORPORATION
Reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Total Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Total Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Total Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Total Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income (loss), net income (loss) or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Total Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items, and are not indicative of the overall results for the Company.

	Quarter Ended		Two Quarters Ended
(In thousands)	6/24/20	6/26/19	6/24/20	6/26/19
Operating income (loss)	$(13,527)	$46,115	$4,519	$70,246
General and administrative expenses	13,153	18,453	20,895	37,264
Depreciation and amortization	4,058	5,048	8,204	11,281
Operating (gains), losses and other charges, net	1,627	(26,433)	3,100	(35,368)
Total Operating Margin	$5,311	$43,183	$36,718	$83,423

Total Operating Margin consists of:
Company Restaurant Operating Margin (1)	$(4,478)	$15,617	$1,695	$30,049
Franchise Operating Margin (2)	9,789	27,566	35,023	53,374
Total Operating Margin	$5,311	$43,183	$36,718	$83,423

(1)	Company Restaurant Operating Margin is calculated as operating income (loss) plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges; and costs of franchise and license revenue; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income (loss) plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges; and costs of company restaurant sales; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	6/24/20		6/26/19
Company restaurant operations: (1)
Company restaurant sales	$15,128	100.0%	$95,447	100.0%
Costs of company restaurant sales:
Product costs	4,305	28.5%	23,363	24.5%
Payroll and benefits	8,039	53.1%	36,866	38.6%
Occupancy	2,728	18.0%	5,498	5.8%
Other operating costs:
Utilities	1,098	7.3%	3,106	3.3%
Repairs and maintenance	428	2.8%	2,080	2.2%
Marketing	607	4.0%	3,239	3.4%
Other direct costs	2,401	15.9%	5,678	5.9%
Total costs of company restaurant sales	$19,606	129.6%	$79,830	83.6%
Company restaurant operating margin (non-GAAP) (2)	$(4,478)	(29.6)%	$15,617	16.4%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$6,719	26.8%	$26,672	47.3%
Advertising revenue	7,232	28.9%	19,884	35.2%
Initial and other fees	1,346	5.4%	1,755	3.1%
Occupancy revenue	9,736	38.9%	8,126	14.4%
Total franchise and license revenue	$25,033	100.0%	$56,437	100.0%

Costs of franchise and license revenue:
Advertising costs	$7,232	28.9%	$19,884	35.2%
Occupancy costs	5,829	23.3%	5,512	9.8%
Other direct costs	2,183	8.7%	3,475	6.2%
Total costs of franchise and license revenue	$15,244	60.9%	$28,871	51.2%
Franchise operating margin (non-GAAP) (2)	$9,789	39.1%	$27,566	48.8%

Total operating revenue (4)	$40,161	100.0%	$151,884	100.0%
Total costs of operating revenue (4)	34,850	86.8%	108,701	71.6%
Total operating margin (non-GAAP) (4)(2)	$5,311	13.2%	$43,183	28.4%

Other operating expenses: (4)(2)
General and administrative expenses	$13,153	32.8%	$18,453	12.1%
Depreciation and amortization	4,058	10.1%	5,048	3.3%
Operating (gains), losses and other charges, net	1,627	4.1%	(26,433)	(17.4)%
Total other operating expenses	$18,838	46.9%	$(2,932)	(1.9)%

Operating income (loss) (4)	$(13,527)	(33.7)%	$46,115	30.4%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income (loss), net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
(In thousands)	6/24/20		6/26/19
Company restaurant operations: (1)
Company restaurant sales	$57,419	100.0%	$193,992	100.0%
Costs of company restaurant sales:
Product costs	14,435	25.1%	47,268	24.4%
Payroll and benefits	25,145	43.8%	76,698	39.5%
Occupancy	5,891	10.3%	11,282	5.8%
Other operating costs:
Utilities	2,534	4.4%	6,478	3.3%
Repairs and maintenance	1,217	2.1%	3,968	2.0%
Marketing	1,726	3.0%	6,946	3.6%
Other direct costs	4,776	8.3%	11,303	5.8%
Total costs of company restaurant sales	$55,724	97.0%	$163,943	84.5%
Company restaurant operating margin (non-GAAP) (2)	$1,695	3.0%	$30,049	15.5%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$30,566	38.5%	$51,912	47.5%
Advertising revenue	24,758	31.2%	38,826	35.5%
Initial and other fees	3,043	3.8%	2,894	2.6%
Occupancy revenue	21,070	26.5%	15,671	14.3%
Total franchise and license revenue	$79,437	100.0%	$109,303	100.0%

Costs of franchise and license revenue:
Advertising costs	$24,758	31.2%	$38,826	35.5%
Occupancy costs	13,238	16.7%	10,761	9.8%
Other direct costs	6,418	8.1%	6,342	5.8%
Total costs of franchise and license revenue	$44,414	55.9%	$55,929	51.2%
Franchise operating margin (non-GAAP) (2)	$35,023	44.1%	$53,374	48.8%

Total operating revenue (4)	$136,856	100.0%	$303,295	100.0%
Total costs of operating revenue (4)	100,138	73.2%	219,872	72.5%
Total operating margin (non-GAAP) (4)(2)	$36,718	26.8%	$83,423	27.5%

Other operating expenses: (4)(2)
General and administrative expenses	$20,895	15.3%	$37,264	12.3%
Depreciation and amortization	8,204	6.0%	11,281	3.7%
Operating (gains), losses and other charges, net	3,100	2.3%	(35,368)	(11.7)%
Total other operating expenses	$32,199	23.5%	$13,177	4.3%

Operating income (4)	$4,519	3.3%	$70,246	23.2%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income (loss), net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Changes in Same-Store Sales (1)	Quarter Ended		Two Quarters Ended
(increase (decrease) vs. prior year)	6/24/20	6/26/19	6/24/20	6/26/19
Company Restaurants	(64.9)%	4.4%	(35.9)%	2.9%
Domestic Franchised Restaurants	(56.1)%	3.7%	(28.4)%	2.5%
Domestic System-wide Restaurants	(56.9)%	3.8%	(29.1)%	2.5%

Average Unit Sales	Quarter Ended		Two Quarters Ended
(In thousands)	6/24/20	6/26/19	6/24/20	6/26/19
Company Restaurants	$246	$612	$890	$1,193
Franchised Restaurants	$183	$419	$589	$821

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units March 25, 2020	67	1,628	1,695
Units Opened	—	3	3
Units Closed	—	(15)	(15)
Net Change	—	(12)	(12)
Ending Units June 24, 2020	67	1,616	1,683

Equivalent Units
Second Quarter 2020	62	1,622	1,684
Second Quarter 2019	156	1,543	1,699
Net Change	(94)	79	(15)

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 25, 2019	68	1,635	1,703
Units Opened	—	11	11
Units Closed	(1)	(30)	(31)
Net Change	(1)	(19)	(20)
Ending Units June 24, 2020	67	1,616	1,683

Equivalent Units
Year-to-Date 2020	64	1,627	1,691
Year-to-Date 2019	163	1,539	1,702
Net Change	(99)	88	(11)

(1)	Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.